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                                BRIDGE LOAN AGREEMENT



    This Bridge Loan Agreement ("Agreement") is entered into as of this 30th day of April, 1997 by and among Surplus Software, Inc. an Oregon corporation (the "Borrower"), and Egghead, Inc., a Washington corporation (the "Lender").

                                       RECITALS

    A. The Lender and the Borrower are entering into an Agreement and Plan of Merger (the "Merger Agreement"), contemporaneously with entering into this Agreement, providing for the acquisition of Borrower by Lender.

    B. The Lender and the Borrower wish to enter into this Agreement to establish the terms and conditions upon which the Lender will make a term loan to the Borrower for the purpose of funding Borrower's working capital requirements.

                                      AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  DEFINITIONS

    The following terms shall have the meanings assigned to them below in this
Section 1:

    "BUSINESS DAY" - any day on which commercial banks in Seattle, Washington are open for the conduct of normal banking business.

    "CHANGE OF CONTROL" - any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, sale of assets or sale of stock), other than the acquisition of Borrower by Lender contemplated by the Merger Agreement, that will result in (x) the shareholders of Borrower immediately prior to such transaction or series of related transactions not holding (by virtue of their shares of capital stock of Borrower or securities issued solely with respect thereto) at least a majority of the voting power of the surviving or continuing entity or the ultimate parent entity thereof; or (y) a sale of all or substantially all of the assets of the Borrower, unless the Borrower's shareholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration) at least a majority of the voting power of the purchasing entity.

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    "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" - generally accepted accounting principles which are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Borrower ending May 31, 1996, and (ii) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied. Unless otherwise provided, all accounting terms used herein shall be construed in accordance with Generally Accepted Accounting Principles.

    "INDEBTEDNESS" - all debt and other similar monetary obligations for borrowed money, and all capital leases, whether direct or indirect (collectively herein defined as "Debt"). Indebtedness also includes all guaranties, endorsements (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) and other contingent obligations in respect of Debt of others, including any obligations to supply funds to or in any other manner to invest, directly or indirectly, in the debtor, to purchase indebtedness, goods, supplies or services from the debtor, in any such case for the purpose of enabling the debtor to make payment of any Debt or to assure the owner of the Debt against loss, or otherwise.

    "LENDING" - the disbursement by the Lender to the Borrower of the Loan to be made hereunder.

    "LOAN DOCUMENTS" - collectively, this Agreement, the Promissory Note referred to in Section 2.3 hereof, the Security Agreement referred to in Section
2.10 hereof and any other instruments or agreements executed and delivered by the Borrower to the Lender in connection with the transactions contemplated by this Agreement.

    "OBLIGATIONS" - all indebtedness, obligations and liabilities of the Borrower to the Lender arising on or after the date of this Agreement, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, whether arising or incurred under this Agreement or in respect of the Loan and the Promissory Note or any other agreements or instruments at any time evidencing or securing any obligations of the Borrower to the Lender.

    "PERSON" - any individual, corporation, partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agency or political subdivision thereof.

    "PRIME RATE" - the rate of interest designated by Seafirst Bank (or any successor thereto) ("Seafirst Bank") as its "Prime" rate from time to time; provided,

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however, that if Seafirst Bank shall discontinue such designation, the Prime
Rate shall thereafter refer to the rate of interest charged to Lender for commercial loans obtained by Lender in the ordinary course of its business.

2.  THE LOAN

    2.1  Commitment to Lend

    Subject to all of the terms and conditions set forth herein, including, without limitation, full compliance with all of the conditions precedent set forth in Section 4 below, the Lender agrees to loan to the Borrower an aggregate principal amount of $2,000,000 (the "Loan").

    2.2  USE OF PROCEEDS

    The proceeds of the Loan shall be used by Borrower solely in the ordinary course of the Borrower's business, including refinancing existing short term indebtedness.

    2.3  PROMISSORY NOTE

    The Loan shall be evidenced by the Borrower's promissory note substantially in the form of Exhibit A hereto (the "Promissory Note") payable in the manner provided therein to the order of the Lender in the original principal amount of $2,000,000. The Promissory Note shall be dated the date of the disbursement of the Loan evidenced thereby and shall be stated to mature on December 31, 1997 (the "Maturity Date"), unless accelerated as provided herein or therein. The outstanding principal balance of the Loan shall bear interest from the date of disbursement of the Loan through repayment in full of all principal and accrued interest at a rate per annum equal to the Prime Rate from time to time in effect plus five percent (5.00%), provided that any amounts overdue shall bear interest as provided in Section 2.8.

    2.4  OPTIONAL PREPAYMENT

    The Borrower shall have the right at any time to prepay the outstanding principal amount of the Loan plus accrued interest, in whole or in part, without premium or penalty, upon not less than five Business Days' written or telephonic notice to the Lender, provided that (a) each partial prepayment shall be in the principal amount of $25,000 or an integral multiple thereof, and (b) on the date of each prepayment, the Borrower shall pay accrued interest on the principal so prepaid to the date of such prepayment. Any amounts so prepaid shall not be available for reborrowing by the Borrower.

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    2.5  OFFSET BY LENDER

    In the event that the Merger Agreement is terminated under circumstances where a termination fee is due from Lender to Borrower pursuant to Section 11.1(c) or 11.1(d) of the Merger Agreement, Lender may offset the amount of such fee and any expenses due from Lender to Borrower against the outstanding principal balance of the Loan and accrued interest thereon under the Promissory Note. Any principal amount and accrued interest so offset shall be deemed to have been prepaid by Borrower. Any remaining principal balance and accrued interest shall be paid in accordance with the Promissory Note and this Agreement.

    2.6  COMPUTATIONS

    All computations of interest on the Loan shall be computed on the basis of a 360-day year, and interest shall accrue for the actual number of days elapsed. The outstanding amount of the Obligations as reflected on the Lender's records from time to time shall, absent demonstrable error, be conclusive and binding on the Borrower. Each change in the rate of interest applicable to the Loan resulting from a change in the Prime Rate shall be effective on the 30th day of the month in which such change in the Prime Rate occurs. Whenever a payment under the Promissory Note becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day and interest and any applicable fees shall accrue during each such extension.

    2.7  FUNDS FOR PAYMENTS

    The Loan shall be made in immediately available funds by check or wire transfer to a bank account designated in writing by Borrower. Borrower's payments and prepayments under the Loan (whether of principal, interest or other amount) shall be made in immediately available funds at the Lender's principal office in Liberty Lake, Washington or to an account specified by written notice from Lender to Borrower.

    2.8  INTEREST ON OVERDUE AMOUNTS

    Each overdue amount payable to the Lender under the Promissory Note (whether principal, interest or other amount) shall bear interest from the due date thereof to the date such amount is paid in full (whether before or after judgment) at a rate per annum equal to ten percentage points (10.00%) above the Prime Rate from time to time in effect, compounded daily and payable on demand.

    2.9  SUBORDINATION

    The Obligations shall be subordinate to the Borrower's existing and future Indebtedness to U.S. Bank of Oregon up to a maximum of $4,500,000 (the "Senior Debt"). Lender agrees to execute and deliver a subordination agreement with such lender in substantially the form of Exhibit B. Except for the Senior Debt, and except for the $2,000,000 principal amount of subordinated Indebtedness of Borrower, plus accrued interest, currently owing to SV Capital Partners, L.P., a Texas limited partnership ("SV Capital") (the "SV Subordinated Debt"), the Obligations shall have priority over any and all other existing and future Indebtedness of the Borrower. The obligees under any existing Indebtedness, other than the Senior Debt and the SV Subordinated Debt, of Borrower shall execute and deliver to Lender a subordination agreement in substantially the form of Exhibit C hereto. Prior to incurring any other Indebtedness after the date hereof, the Borrower shall obtain executed subordination agreements in substantially the form of Exhibit C hereto from each prospective obligee of any such Indebtedness.

    2.10 SECURITY AGREEMENT

    The Obligations shall be secured by all assets of the Borrower pursuant to the terms and conditions of a Security Agreement in substantially the form of Exhibit D hereto to be entered into by the Borrower, the Lender and SV Capital as a condition precedent to the Lending.

3.   REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lender as of the date of this Agreement that:

    3.1  CORPORATE EXISTENCE AND POWER

    The Borrower is a corporation duly organized and validly existing under the laws of the state of Oregon and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed by the Borrower to be conducted, to enter into this Agreement and the other Loan Documents and to consummate the transactions contemplated hereby and thereby. The Borrower is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of the Borrower (a "Borrower Adverse Effect"). The Borrower has obtained from the appropriate governmental authorities all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect would not have a Borrower Adverse Effect.

    3.2  AUTHORIZATION AND ENFORCEABILITY

    The execution, delivery and performance of this Agreement and the other
Loan Documents by the Borrower and the borrowings and transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Borrower, and this Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    3.3  NO CONFLICT

    The execution, delivery and performance of this Agreement and the other
Loan Documents by the Borrower and the borrowings and transactions contemplated hereby and thereby do not and will not (with or without due notice, lapse of time, or both) (a) violate or contravene (i) any law, statute, rule, regulation, instrument, order, judgment or decree to which the Borrower or any of its properties are subject, (ii) the Restated Articles of Incorporation or Bylaws of the Borrower, or (iii) any material agreement or instrument to which the Borrower is a party or to which any of its properties are subject; or (b) result in the creation of any lien, security interest, charge or encumbrance upon the Borrower's capital stock or assets. Without limiting the generality of the foregoing, the Borrower represents that it is in full compliance with all notes, loan agreements, note purchase agreements, credit agreements, security agreements and other documents or instruments evidencing, securing or otherwise pertaining to any Indebtedness of the Borrower.

    3.4  NO EVENT OF DEFAULT

    No Event of Default under this Agreement, and no condition which with the giving of notice or the passage of time or both would constitute an Event of Default, exists at the delivery of this Agreement.

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    3.5  FINANCIAL STATEMENTS

    There has been furnished to the Lender the (a) audited consolidated financial statements of the Borrower as of and for the fiscal years ended
May 31, 1994, 1995 and 1996, including the reports and opinions of the Borrower's independent auditors relating thereto, (b) unaudited consolidated financial statements of the Borrower as of and for the fiscal quarters ended February 28, 1997, each consisting of a balance sheet and statements of income and changes in financial position (collectively, the "Financials"). The Financials have been, and all financial statements to be furnished in accordance with Section 5.1 hereof will be, prepared in accordance with the books and records of the Borrower and fairly present or will fairly present, as the case may be, the financial condition of the Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments, none of which are or will be material). The Financials have been, and all financial statements to be furnished in accordance with Section 5.1 hereof will be, prepared in accordance with GAAP. Since the date of the most recent Financials, there has been no Borrower Adverse Effect.

    3.6  LEGAL PROCEEDINGS

    There is no action, suit, or proceeding pending or, to Borrower's knowledge, threatened, at law or in equity, before or by any governmental authority, domestic or foreign, which would be reasonably expected to result in a Borrower Adverse Effect.

4.  CONDITIONS OF LENDING

    The obligation of the Lender to make the Loan hereunder shall be subject to the following conditions precedent:

    4.1  EXECUTION AND DELIVERY OF LOAN DOCUMENTS AND SUBORDINATION AGREEMENTS

    All of the Loan Documents shall have been duly executed and delivered by the Borrower (and any other party thereto) to the Lender, and any subordination agreements in substantially the form of Exhibit C hereto required to be executed and delivered under Section 2.9 hereof in respect of Indebtedness of Borrower that is to be subordinated to the Obligations shall have been executed and delivered to Lender and shall be in full force and effect and binding on the parties thereto.

    4.2  REPRESENTATIONS AND WARRANTIES

    The representations and warranties contained in Section 3 hereof and in each of the other Loan Documents shall have been true and correct as of the date on which made and shall also be true and correct at and as of the date of the Lending with the same effect as if made at and as of such date.

    4.3  PERFORMANCE; NO EVENT OF DEFAULT

    The Borrower shall have performed and complied with all terms and conditions of the Loan Documents, and each of them, required to be performed or complied with by it prior to or at the time of the Lending, and at the time of the Lending there shall exist no Event of Default or condition which, with either the giving of notice or the lapse of time or both, would result in an Event of Default under this Agreement, or under any of the Loan Documents upon consummation of the Lending.

    4.4  CORPORATE ACTION

    All corporate action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents shall have been duly and effectively taken.

    4.5  PROCEEDINGS AND DOCUMENTS

    All proceedings in connection with the transactions contemplated by this Agreement, the Loan Documents and all documents incident hereto and thereto, shall be reasonably satisfactory in substance and in form to the Lender and its counsel, and the Lender and its counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender or its counsel may reasonably request.

    4.6  FORBEARANCE AGREEMENTS

    Waiver and Forbearance Agreements between the Borrower, the Lender and each of U.S. Bank of Oregon and SV Capital, in substantially the forms of Exhibits E-1 and E-2, shall have been executed and delivered by all parties thereto other than the Lender and shall be in full force and effect and binding on such parties as of the date of the Lending.

5.  COVENANTS

    The Borrower covenants and agrees that, so long as the Promissory Note is outstanding:

    5.1  FINANCIAL AND OTHER INFORMATION

    In the event the Merger Agreement is terminated, from and after the time of such termination, the Borrower shall furnish to Lender:

    (a) As soon as available and in any event within 20 days after the end of each month, a balance sheet of the Borrower as of the end of such month, and a statement of income and of changes in cash of the Borrower for such month and for the portion of the calendar year ending with such month, setting forth, in comparative form, figures for the corresponding periods in the previous calendar year, all in reasonable detail, and certified by the controller and chief financial officer of the Borrower as prepared in accordance with generally accepted accounting principles GAAP, and fairly presenting the financial condition and results of operations of the Borrower.

    (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year, and statements of income and changes in cash of the Borrower for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and certified by independent auditors selected by the Borrower of nationally recognized standing;

    (c) Promptly upon receipt thereof, but in any event prior to the end of each fiscal year, a budget approved by the Board of Directors of the Borrower for the next fiscal year;

    (d) Promptly upon receipt thereof, copies of all material reports or letters submitted to the Borrower by the Borrower's independent auditors or any other independent certified public accountants in connection with any annual, interim or special audit of the Borrower, including without limitation the comment letter submitted to management in connection with any such audit; and

    (e) Promptly upon request, such other information concerning the condition or operations of the Borrower, financial or otherwise, as Purchaser may from time to time reasonably request.

    5.2  FURTHER ASSURANCES

    The Borrower shall cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

    5.3  NOTICES

    Borrower shall promptly give written notice to Lender of (a) all litigation affecting Borrower where the uninsured amount is at least $50,000; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority (c) any Event of Default or any default under any other agreement between Borrower and Lender or any other creditor, or any event which, upon notice or lapse of time, or both, would become an Event of Default (d) any other matter which has resulted or is expected by the Borrower to result in a Borrower Adverse Effect. Lender shall maintain the confidentiality of any nonpublic information received pursuant to this Section 5.3 which Borrower designates as confidential information.

    5.4  INSURANCE

    From and after any termination of the Merger Agreement, Borrower shall maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower, including, without limitation, a policy covering products liability with policy limits of not less than $2,000,000. Borrower agrees to deliver to Lender such evidence of such insurance as Lender may reasonably request.

    5.5  COMPLIANCE WITH LAWS

    Borrower shall comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations.

    5.6  Dividends; Insider Loans

    Borrower shall not without the written consent of Lender (a) pay any dividends or otherwise distribute earnings or (b) make any loans or advances to any of its officers, directors or shareholders or assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any of its officers, directors or shareholders or any third party.

    5.7  NO ADDITIONAL INDEBTEDNESS

    Prior to any termination of the Merger Agreement, without the prior written consent of Lender, Borrower shall not incur any Indebtedness after the date hereof, except that Borrower's total Indebtedness to U.S. Bank may be increased from time to time after the date hereof in the ordinary course of business, but in no event shall the amount of such Indebtedness at any time outstanding exceed $4,500,000 without Lender's prior written consent. After any termination of the Merger Agreement, additional Indebtedness may be incurred by Borrower without such prior written consent, subject to the last sentence of Section 2.9 hereof.

    5.8  COMPLIANCE WITH AGREEMENTS

    The Borrower shall at all times comply with and perform its obligations under its agreements with U.S. Bank of Oregon and SV Capital, including without limitation the subordination and forbearance agreements referred to above.

6.  EVENTS OF DEFAULT; ACCELERATION

    If any of the following events ("Events of Default") shall occur and be continuing:

         (a) if the Borrower shall default in the payment of any principal or interest or other amounts under the Promissory Note, whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise and such default shall not have been remedied within ten days after occurrence thereof; or

         (b) if the Borrower shall default in the performance of or compliance with any other term contained herein or in any of the other Loan Documents and such default shall not have been remedied within ten days after occurrence thereof; or

         (c) if any representation, warranty or certification made in writing by or on behalf of the Borrower herein, in any of the Loan Documents or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

         (d) if the Borrower shall default (as principal or guarantor or other surety) in the payment of any principal of, premium, if any, or interest on any Indebtedness to any party (other than the Obligations to the Lender hereunder), or shall default in the performance of or compliance with any other obligation contained in any agreement or instrument evidencing or securing such Indebtedness, and such default (i) in the case of the Senior Debt results in such Indebtedness being accelerated or otherwise becoming immediately due and payable or (ii) in the case of any other Indebtedness gives to the holder of such Indebtedness the right to accelerate such Indebtedness (whether or not the holder has, in fact, accelerated such Indebtedness), or the right to take action with respect to any collateral securing such Indebtedness, and such default shall continue for longer than the period of grace, if any, specified therein; or

         (e) if either the Borrower makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator or receiver or custodian (or similar official) of the Borrower or of any substantial part of its assets, or commences any proceeding or case relating to the Borrower under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect; or

         (f) if any such petition or application is filed or any such proceeding or case is commenced against the Borrower and the Borrower indicates its approval thereof, consent thereto or acquiescence therein, or an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such proceeding or a decree or order for relief is entered in respect of the Borrower in an involuntary case under any bankruptcy, reorganization, arrangements, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such order remains in effect for more than 30 days, whether or not consecutive; or

         (g) if any order is entered in any proceeding by or against the Borrower decreeing or permitting its dissolution or split-up or the winding up of its affairs; or

         (h) if the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debt generally; or

         (i) if there shall occur or be continuing, after any termination of the Merger Agreement, any event, circumstance or condition that has a Borrower Adverse Effect and such Borrower Adverse Effect is not cured within ten days after the occurrence thereof; or

         (j) if there shall occur, or if Borrower shall enter into any agreement providing for, a Change of Control of Borrower, other than the Merger Agreement and any amendments thereto and the acquisition of Borrower by Lender contemplated thereby; or

         (k) if the Merger Agreement shall be terminated under circumstances where the Borrower is obligated to pay a termination fee to Lender pursuant to
Section 11.1 of the Merger Agreement.

then and in each and every such event the Lender may, by written notice to the Borrower, declare all amounts owing with respect to the Promissory Note to be due and payable (unless there shall occur any event specified in any of paragraphs (e), (f), (g), (h), (j) or (k) of this Section 6, in which case all amounts owing with respect to this Agreement and the Promissory Note shall automatically become due and payable), and thereupon in either instance the same shall forthwith mature (the definition of "Maturity Date" hereunder being deemed to be automatically amended to mean the date of such Event of Default) and become immediately due and payable together with interest thereon and all other amounts then owing under this Agreement and the Promissory Note, without presentment, demand, protest or notice, all of which are hereby waived.

7.  REMEDIES ON EVENT OF DEFAULT

    7.1  RIGHTS OF LENDER

    In case any one or more of the Events of Default specified in Section 6 shall have occurred and be continuing, and whether or not all amounts owing with respect to this Agreement and the Promissory Note have been declared due and payable, as provided in Section 6, the Lender may proceed to protect and enforce its rights (whether such rights arise under this Agreement or otherwise) by suit in equity, action at law and/or other appropriate proceeding, and shall have and may exercise all available rights and remedies, including, without limitation, the obtaining of an ex parte appointment of a receiver and the obtaining of specific performance of any covenant or agreement contained in this Agreement, the Promissory Note or any other Loan Document .

    7.2  SET-OFF

    During the continuance of any Event of Default, any deposits or other sums credited by or due from the Lender to the Borrower under any agreement now or hereafter in effect, including without limitation the Merger Agreement, may be set off against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

8.  EXPENSES

    The fees and expenses of both Lender and Borrower incurred in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents shall be paid by the party incurring such fees and expenses. Borrower agrees to reimburse Lender and any other holder of the Promissory Note on demand for all legal fees and other costs and expenses incurred in collecting and enforcing the Promissory Note.

9.  SURVIVAL OF COVENANTS

    All covenants, agreements, representations and warranties made herein and in any certificates or other papers delivered by or on behalf of the Borrower pursuant hereto are material and shall be deemed to have been relied upon by the Lender, any investigation heretofore or hereafter made by it notwithstanding, and shall survive the making of the Loan, as herein contemplated, and shall continue in full force and effect so long as the Loan or other amounts due under this Agreement or the Promissory

Note remain outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

10. PARTIES IN INTEREST

    All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

11. NOTICES

    Except as otherwise provided herein, any notice to the Borrower or to the Lender shall be in writing, and such notice shall be given by delivery in hand; by telecopy with original posted first class mail, postage prepaid, within three days thereafter; by certified mail, postage prepaid, return receipt requested; or by private overnight courier requesting evidence of receipt as a part of its service, addressed as follows:

    (a)  if to the Borrower, as follows:

              Surplus Software, Inc.
              489 North 8th Street, Suite 100
              Hood River, Oregon  97301
              Attn:  President

         with a copy to:

              Tonkon, Torp, Galen, Marmaduke and Booth
              1600 Pioneer Tower
              888 S.W. Fifth Avenue
              Portland, Oregon  97204-2099
              Attn:  Ronald L. Greenman, Esq.

    (b)  if to the Lender, as follows:

              Egghead, Inc.
              22705 E. Mission
              Liberty Lake, Washington  99019
              Attn: Chief Financial Officer
         with a copy to:

              Perkins Coie
              1201 Third Avenue, 40th Floor
              Seattle, Washington 98101
              Attn: Charles J. Katz, Esq.

or to such other address as may be designated in writing by either party from time to time in accordance herewith. Notices shall be deemed delivered upon the earliest to occur of delivery by hand, when so telecopied, when so placed in the mails or when delivered to such delivery service as aforesaid.

12. GOVERNING LAW

    This Agreement shall be construed, enforced and otherwise governed by the laws of the state of Oregon.

13. ENTIRE AGREEMENT

    This Agreement and any other documents executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in
Section 14.

14. CONSENTS, AMENDMENTS AND WAIVERS

    Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

15. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION

    The Borrower hereby waives any right it may have to trial by jury in any action or proceeding of any kind or nature, in any court in which an action may be commenced, arising out of or in connection with this Agreement, any other Loan Document or any other matters related thereto. The Borrower hereby consents to the jurisdiction of the federal and state courts located in the state of Washington; and to the extent permitted by law, the Borrower hereby waives personal service of the summons and complaint or other process of the papers issued therein and agrees that service may be made by registered or certified mail addressed to the Borrower at its address set forth herein.

16. MISCELLANEOUS

    The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Lender would otherwise have. Any instruments required by any of the provisions hereof to be in the form annexed hereto as an exhibit shall be substantially in such form with such changes therefrom, if any, as may be approved by the Lender. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party against which enforcement thereof is sought.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized undersigned officers as of the date first written above.

                             SURPLUS SOFTWARE, INC.


                             By: JONATHAN W. BRODEUR
                                 -------------------------------
                             Name: Jonathan W. Brodeur
                             Title: President

                             EGGHEAD, INC.


                             By: BRIAN W. BENDER
                                 -------------------------------
                             Name: Brian W. Bender
                             Title: Chief Financial Officer